Exhibit 99.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18
U.S.C. SECTION 1350)

In connection with this quarterly filing of Heroes, Inc., a Nevada corporation
(the "Company"), on Form 10QSB for the quarter ending September 30, 2002 as filed with the Securities and Exchange Commission (the "Report"), I, Amber
Mardam-Bey, Chief Financial Officer and Chief Executive Officer of the Company,
certify, pursuant toss.906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.ss.1350),
that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Amer A. Mardam-Bey
Amer A. Mardam-Bey
Chief Financial Officer and CEO
November 19, 2002